UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARABIAN AMERICAN DEVELOPMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	75-1256622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 1636 Silsbee, Texas 77656 (409) 385-8300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Connie Cook
Secretary
Arabian American Development Company
P.O. Box 1636
Silsbee, Texas 77656
(409) 385-8300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: Charles W. Goehringer, Jr., Esq. Germer Gertz, LLP 550 Fannin, Suite 400 Beaumont, Texas 77706 (409) 654-6700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.10 per share	—	—	—	—
Warrants	—	—	—	—
Total	—	—	$20,000,000.00	$1,116.00

(1)
There are being registered hereunder such indeterminate number of shares of common stock and such indeterminate number of warrants to purchase common stock, as will have an aggregate initial offering price not to exceed $20,000,000.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement.

(3)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.
_______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1993 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

PROSPECTUS

ARABIAN AMERICAN DEVELOPMENT COMPANY

$20,000,000

Common Stock
Warrants
_______________

This prospectus will allow us to issue up to an aggregate of $20,000,000 of our common stock and warrants from time to time at prices and on terms determined at or prior to the offering.  When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.  We may offer to sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continued or delayed basis.  This prospectus describes the general terms of these securities.  The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

You should carefully read this prospectus and any supplement before you invest. You may not use this prospectus to sell securities unless it includes a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ARSD.” On July 29, 2009, the closing price as quoted on the NASDAQ Global Select Market was $3.53 per share.

Our principal executive office is located at 7752 FM 418, Silsbee, Texas 77656. Our telephone number is (409) 385 -8300 and our company website is www.arabianamericandev.com. We do not intend for information contained on our website to be part of this prospectus.

Investing in the securities we may offer involves various risks. See the sections below entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors,” and information contained in our filings made with the Securities and Exchange Commission.  Additional risks associated with an investment in our company as well as with the particular types of securities will be described in the related prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.
_______________

The date of this prospectus is August 3, 2009
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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell:

•	common stock

•	warrants to purchase common stock or

•	any combination of these securities

in one or more offerings up to a total dollar amount of $20,000,000.  We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process we will provide a prospectus supplement that will contain specific information about the terms of the offering.  We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus.  You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Incorporation of Documents by Reference.”

PROSPECTUS SUMMARY

This summary highlights selected information about us and does not contain all the information that may be important to you. To understand the terms of the securities being offered by this prospectus, the associated prospectus supplement, and any free writing prospectus, we encourage you to read the entire prospectus, especially the risks of investing in the shares described under the section “Risk Factors,” and the documents identified under the caption “Incorporation of Documents by Reference.” Unless the context otherwise requires, all information in this prospectus, any prospectus supplement, and any free writing prospectus which refers to “Arabian American,” “we,” “us” or “our” means Arabian American Development Company and all of its direct and indirect subsidiaries.

Company Overview

Arabian American owns and operates a specialty petrochemical facility located in Silsbee, Texas, specializing in high purity petrochemical solvents and other solvent type manufacturing that is used by manufacturers of packaging products and other industrial uses.  All of Arabian American’s current revenues are from this form of manufacturing.  Arabian American’s domestic specialty chemical activities are primarily conducted through a wholly owned subsidiary, American Shield Refining Company (the “Petrochemical Company”), which owns all of the capital stock of Texas Oil and Chemical Co. II, Inc. (“TOCCO”), which in turns owns all of the capital stock of South Hampton Resources Inc. which is based in Silsbee, Texas (“South Hampton”).   South Hampton owns and operates the specialty petrochemical facility which produces the high purity petrochemical solvents and other petroleum based products.  South Hampton also owns Gulf State Pipe Line Company, Inc. (Gulf State”) which owns and operates three pipelines which connect the South Hampton facility to a natural gas line, to South Hampton’s truck and rail loading terminal and to a major petroleum products pipeline owned by an unaffiliated third party.  Arabian American is also the original developer and is now a 50% owner of a joint venture in a mining project in the Al-Masane area of Saudi Arabia which is under construction and is scheduled to be in production in late 2010.  The mine will produce economic quantities of zinc, copper, gold, and silver.  Arabian American also directly owns approximately 55% of the capital stock of a Nevada mining company, Pioche-Ely Valley Mines, Inc. (“Pioche”) which is dormant.

          We are incorporated in the State of Delaware.  Our principal executive offices are located at 7752 FM 418, Silsbee, Texas 77656. Our telephone number at that address is (409) 385-8300.  Our Internet address is www.arabianamericandev.com.  Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus.

RISK FACTORS

          You should only rely on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only.  Our business, financial condition, results of operations, and prospects may have changed since those dates.

An investment in our securities involves various risk factors.  You should carefully consider the risks described in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, including without limitation, any risk factors discussed in our Annual Report on Form 10-K and any other filings made with the SEC, in light of your particular investment objectives and financial circumstances.  The risks so described are not the only risks facing our company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial conditions, or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus and the documents incorporated by reference herein may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements may include, without limitation, statements about our market opportunities, strategies, competition, and expected activities and expenditures and at times may be identified by the use of words such as “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks described under the section entitled “Risk Factors” included elsewhere in this prospectus and the various factors as described below.

          Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	The success of Arabian American’s growth strategy and plans regarding entering adjacent and new markets, including plans to continue expanding in existing markets;

•	Arabian American’s ability to open new offices and facilities in existing, adjacent and new geographic markets;

•	Arabian American’s ability to develop and introduce new products to the marketplace;

•	Arabian American’s ability to obtain capital for required capital expenditures and costs related to the development of new products and expanding or constructing new facilities;

•
Arabian American’s ability to fund its operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from its revolving line of credit and proceeds from securitizations;

•	The cost of any renewed or replacement credit facilities;

•	The effect of rising interest rates that could increase the Company’s cost of borrowing or reduce securitization income;

•	The potential for price erosion or lower unit sales prices that could result in declines in revenues and profit margins;

•	The effect of changes in oil and gas prices on feedstock costs;

•	The ability to attract and retain qualified personnel;
•	Our ability to make successful acquisitions;
•	The risks associated with international activities;
•	Environmental laws and effects of governmental regulations;

•	Both the short-term and long-term impact of adverse weather conditions (e.g. hurricanes) that could result in volatility in our revenues and increased expenses and casualty losses;

•	Arabian American’s relationships with key suppliers;

•	The accuracy of Arabian American’s expectations regarding competition and its competitive advantages;

•	The potential for market share erosion that could result in reduced revenues;

•	General economic conditions in the regions where Arabian American operates;
•	Unanticipated changes in Arabian American’s tax provisions or exposure to additional income tax liabilities, both foreign and domestic, could affect its profitability; and

•	Volatility in Arabian American’s stock price.

          Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update or revise the forward-looking statements included in this registration statement, whether as a result of new information, future events or otherwise, after the date of this registration statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

USE OF PROCEEDS

          Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including general and administrative expenses, to repay or refinance debt, and for acquisitions of, or investment in, properties, companies, or assets that complement our business.  Notwithstanding anything to the contrary above, net proceeds from the sale of securities under this prospectus will not be used for mining related activities.  We will set forth in a prospectus supplement relating to a specific offering our intended use for the net proceeds received from the sale of securities in that offering.  Pending the application of the net proceeds, we intend to invest net proceeds in short-term investment grade and U.S. government securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchaser.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	warrants to purchase common stock; or

•	any combination of the foregoing securities.

In this prospectus, we refer to the common stock and warrants collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $20,000,000.  This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus.  For the complete terms of our common stock, please refer to our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement, of which this prospectus forms a part.  The terms of our common stock may also be affected by Delaware law.

Authorized Capital Stock

We are a Delaware corporation.  Under our certificate of incorporation and any amendments thereto, we have authority to issue 40,000,000 shares of common stock, $0.10 par value per share.  As of July 28, 2009, there were 23,421,995 total shares of common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable.  Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not later be required to pay us any additional money for such common stock.

Dividends

The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.  In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive dividends pro rata out of assets that we can legally use to pay distributions.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Delaware law.  For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the stockholder’s name.  Our common stock does not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  An election of directors by our stockholders is determined by a majority of the votes cast by the stockholders entitled to vote on the election, where a quorum is present.

Other Rights and Restrictions

All shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law.  Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Listing

Our common stock is listed on the NASDAQ Global Select Market, Inc. under the symbol “ARSD.” On July 28, 2009, the last reported sale price for our common stock on NASDAQ Global Select Market, Inc. was $3.53 per share. As of July 28, 2009, we had approximately 641 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Limited.  Its address is 199 Water Street, New York, NY 10038-3560.

Special Meetings of Stockholders

Our bylaws establish that written notice of the date, time, place and purpose of every meeting of stockholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail as such address as appears on the books of the Company, to each stockholder of record entitled to vote at the meeting.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, the Board of Directors, the Chairman of the Board of Directors, and shall be called by the President or Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

Advance Notice of Director Nominations and Stockholder Proposals

For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the annual meeting, Arabian American’s Corporate Secretary must receive the written proposal no later than 90 days prior to the annual meeting.  For a stockholder proposal that is not intended to be included in Arabian American’s proxy statement under SEC Rule 14a-8, the proposal must be submitted so that it is received by the Corporate Secretary not earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of 45 days prior to the meeting or 10 days after public announcement of the meeting date.  Stockholders may propose director candidates for consideration by the Board of Directors’ Nominating Committee no earlier than the close of business 120 calendar days prior to the meeting and not later than the close of business on the later of 45 days prior to the meeting or 10 days after public announcement of the meeting date.

Delaware Anti-takeover Provisions

We are subject to Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in any “business combination” with any person deemed to be an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder unless:

•
prior to the date that the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to the date that the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not held by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation which directly or indirectly materially increases the proportionate share of stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any person beneficially owning 15% or more of the outstanding voting stock of the corporation and any person controlling, controlled by or under common control with that person.

No Stockholder Action by Written Consent; Special Meetings.

Any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent without a meeting unless approved in advance by our board of directors.  Special meetings of our stockholders for any purpose or purposes may be called only by our chairman of the board, our president or by a majority of our board of directors, or by the president or secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

Liability and Indemnification of Directors

As permitted by the Delaware General Corporation Law, we have adopted provisions in our certificate of incorporation and bylaws that provide for the indemnification of our directors and officers to the fullest extent permitted by applicable law. These provisions, among other things, indemnify each of our directors and officers for certain expenses, including judgments, fines, and amounts paid in settling or otherwise disposing of actions or threatened actions, incurred by reason of the fact that such person was a director or officer of the Company or of any other corporation which such person served in any capacity at the request of the Company.

We maintain a directors’ and officers’ liability insurance policy to insure our directors and officers against certain losses resulting from acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act of 1933.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part.

General

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock, and the warrants may be attached to or separate from the common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to one or more underwriters for resale to the public or to investors;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors in privately negotiated transactions; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents.  Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an internet site at http://www.arabianamericandev.com which contains information concerning us and our subsidiaries. The information contained on our internet site and those of our subsidiaries is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the company.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be part of this prospectus, and later information filed with the SEC or contained in this prospectus updates and supersedes this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the offering covered by this prospectus. As of the date of this prospectus, we incorporate by reference the following documents:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 8, 2009 respectively;

•
The description of our common stock, par value $0.10 per share, contained in our Registration Statement on Form 8-A filed by us with the SEC on January 21, 2008 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description;

•	Current Reports on Form 8-K filed with the SEC on April 21, 2009 and April 29, 2009; and
•	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded. You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address and telephone number:

Arabian American Development Company
Attention: Connie Cook - Secretary
P.O. Box 1636
Silsbee, Texas 77656
(409) 385-8300

LEGAL MATTERS

In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Germer Gertz, L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Arabian American Development Company as of December 31, 2008 and 2007 and for each of the three years for the year ended December 31, 2008 and management's assessment of the effectiveness of Arabian American Development Company's internal control over financial reporting as of December 31, 2008 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Travis, Wolff & Company, L.L.P. (also known as Moore Stephens Travis Wolff, L.L.P.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

Item 14.	Other Expenses of Issuance and Distribution

    The expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby are as follows:
Amount

Securities and Exchange Commission registration fee		$1,116
Legal fees and expenses		*
Accounting fees and expenses		*
Printing, postage, mailing and Edgar		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	As an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of those securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses

(including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudicate of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person’s heirs, executors, and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any such liability asserted against such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify him against liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The above is a general summary of certain indemnity provisions of the DGCL and is subject, in all cases, to the specific and detailed provisions of the Sections referenced herein.

We have included in our By-Laws provisions to indemnify our directors and officers, as permitted by the DGCL. Our Certificate of Incorporation also provides that we shall have the power to provide indemnification to the fullest extent permitted by Section 145 of the DGCL.

We entered into indemnification agreements with our directors and certain of our officers under which we agreed to provide indemnification and expense reimbursement as outlined above.

Item 16.	Exhibits

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Registration Statement on Form S-3.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silsbee, State of Texas, on August 3, 2009.

ARABIAN AMERICAN DEVELOPMENT COMPANY

By:	/s/ Nicholas N. Carter
Name:	Nicholas N. Carter
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of Arabian American Development Company, a Delaware corporation, and the undersigned directors and officers of Arabian American Development Company, hereby constitute and appoints Nicholas N. Carter, its or his true and lawful attorney-in-fact and agent, for it or him and in its name or his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nicholas N. Carter Nicholas N. Carter	President and Chief Executive Officer (Principal Executive Officer)	August 3, 2009
/s/ Connie Cook Connie Cook	Secretary and Treasurer (Principal Financial and Accounting Officer)	August 3, 2009
/s/ Mohammed Al-Omair Mohammed Al-Omair	Director	August 3, 2009

/s/ Robert E. Kennedy Robert E. Kennedy	Director	August 3, 2009
/s/ Allen P. McKee Allen P. McKee	Director	August 3, 2009
/s/ Charles W. Goehringer, Jr. Charles W. Goehringer, Jr.	Director	August 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Silsbee, State of Texas, on August 3, 2009.

ARABIAN AMERICAN DEVELOPMENT COMPANY

By:	/s/ Nicholas N. Carter
Name:	Nicholas N. Carter
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement(1).
3 (a)
Certificate of Incorporation of Arabian American Development Company as amended through the Certificate of Amendment filed with the Delaware Secretary of State on July 19, 2000 (incorporated by reference to Exhibit 3(a) to Arabian American Development Company’s Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-6247)).

3 (b)	Restated Bylaws of Arabian American Development Company dated April 26, 2007 (incorporated by reference to Item 5.03 to the Company’s Form 8-K dated April 26, 2007 (File No. 0-6247).
4.1	Form of Warrant(1).
5.1	Opinion of Germer Gertz, L.L.P., counsel to Arabian American Development Company(2).
23.1	Consent of Germer Gertz, L.L.P. (included in Exhibit 5.1)(2).
23.2	Consent of Travis, Wolff & Company, L.L.P., Independent Registered Public Accounting Firm(2).
24.1	Power of Attorney (included in signature page)(2).

(1)
To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement, including a Current Report on Form 8-K.

(2)	Filed herewith.